UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CSRA INC.

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Frequently Asked Questions

On February 12, 2018, General Dynamics (NYSE: GD) and CSRA (NYSE: CSRA) announced that they have entered into a definitive agreement under which General Dynamics will acquire all outstanding shares of CSRA. This combination will create a premier provider of high-tech IT solutions to the Government Technology Services market.

The following questions and answers have been prepared to help CSRA employees understand more about the transaction and what it means for the company, our people, our customers, and our business partners.

The Transaction and General Dynamics / GDIT

Why did we take this action now?

This was a great opportunity and the right time for both CSRA and General Dynamics to pursue a combination. Our market continues to shift towards megadeals like Greenway, milCloud, VA Managed Services, and multi-billion dollar procurements in our pipeline. This makes scale even more critical both to pursue megadeals and to continue investing in Next Gen technology that transforms the mission.

CSRA’s reputation for top talent and our solid track record of developing innovative solutions made this a compelling combination for General Dynamics Information Technology (GDIT). Together, we will be a $9.9B company, 45K employees strong with access to the footprint and resources of General Dynamics, a $31B company, and the breadth of our opportunities will increase significantly:

•	For our customers, this transaction offers greater integration of Mission and IT capabilities.

•	For our employees, this transaction offers access to career opportunities across a broad portfolio of customers and capabilities that bring us closer to the mission.

•	For our partners, this transaction offers greater depth of technical and domain knowledge across key markets.

For General Dynamics, this is a significant investment to help customers transform the mission through Next Gen IT. The transaction presents an opportunity to combine our cultures and talent and infuse our growth engine and service delivery model across the combined business.

This milestone confirms the value that each of you creates every day through your relentless commitment to our customers and the mission.

Who actually acquired CSRA – General Dynamics or GDIT?

General Dynamics has entered into an agreement to acquire CSRA. Once the transaction is complete, CSRA will be combined with General Dynamics Information Technology (GDIT).

What is GDIT’s Organizational Structure?

GDIT has a small headquarters team. The heart of the organization is in its three divisions: Federal/Civil and Health, Defense, and Intel, with each representing approximately $1.5 billion in revenue.

How compatible is GDIT’s culture with our own?

At our core, we both share similar values. In particular, CSRA and GDIT are both dedicated to integrity, and highly value customer intimacy and commitment to our customers’ missions. The acquisition is being driven in part by GDIT’s attraction to the positive corporate culture that CSRA lives each day.

Both companies share a commitment to creating a positive impact in our local communities reflected in our common support for military communities and our volunteer activities.

What is the timing for the transaction?

As part of the transaction, General Dynamics has commenced a cash tender offer to purchase all of the outstanding shares of CSRA common stock for $40.75 per share in cash. The tender offer is subject to customary conditions, including antitrust clearance and the tender of a majority of the outstanding shares of CSRA common stock. We expect the transaction to close in the first half of 2018. We are now in the midst of planning for the integration of CSRA and GDIT. Our goal is to maintain open lines of communication and share information as quickly as we can during that period. Until the deal closes, we must operate as separate companies.

Will Larry Prior stay with GDIT? What about the rest of CSRA’s senior leadership team?

Amy Gilliland is the President of GDIT, and as such, Amy will select her leadership team, just as in any acquisition. Between now and the time the transaction closes, Larry Prior will remain with CSRA, focused on ensuring that we continue to perform and develop solid integration and transition plans. The remaining members of the leadership team will be selected as part of the planning process.

What does this mean for me?

What impact will this transaction have on me? Will I still have a job?

We expect minimal operational impact to employees working on contracts supporting our customers before, during, and after the transaction closes. Detailed discussions still need to occur to determine any impacts on the leverage team and other indirect staff positions.

For all employees, please remain focused on continuing to provide our customers with the outstanding service that has become the hallmark of CSRA.

When will we know what new opportunities exist for employees?

As we proceed through the integration planning process we will learn more about what positions will exist within the new company. We will share this information with you as soon as we know more.

If there are layoffs for certain employees, will there be an effort to try to place the impacted employees on open job requisitions within GDIT, or in open positions on continuing CSRA projects?

Yes, and this will be one of our top priorities. We will work with GDIT to facilitate the placement of employees into new roles within the new company.

Will we be able to apply for open positions within GDIT?

If you’re interested in a new opportunity, we encourage you to talk to your manager. In addition, reach out to CSRA’s Talent Mobility team. GDIT and CSRA will remain two separate companies until the transaction is completed. As we proceed through the integration planning process we will learn more about what positions will exist within the new company. Then we can offer a process to employees to access career opportunities across our broad portfolio.

Will my compensation change?

There will be no change to your compensation. If there are any longer term changes as a result of the integration of CSRA and GDIT, your manager will discuss this with you directly.

Will my benefits change? What will happen with PTO?

We anticipate CSRA’s benefits and PTO will remain unchanged through December 2018. Benefit plans will be reviewed as a part of the integration process. If there will be any changes we will communicate those to you as early as possible. Be sure to check your CSRA email and the CSRA/GDIT FUSE site for the latest updates.

Will my current PTO balances carry-over to GDIT?

We anticipate your PTO plan will remain unchanged through December 2018. Leave plans will be reviewed as part of the integration process. If there will be any changes we will communicate those to you as early as possible. Our goal is to provide accurate information as soon as possible, so be sure to check your CSRA email and the CSRA/GDIT FUSE site for the latest updates.

Will my current 401(k) carry-over to GDIT?

We anticipate CSRA’s benefits, including your 401(k), will remain unchanged though December 2018. Like all CSRA benefits, the plan will be reviewed as part of the integration process. If there will be any changes we will communicate those to you as early as possible to help in your financial decision-making process. Be sure to check your CSRA email and the CSRA/GDIT FUSE site for the latest updates.

Will my job title change?

CSRA job titles will remain until the transaction is completed. Whether and how any job title harmonization may occur is not yet known. If there are any longer-term changes as a result of the integration of CSRA and GDIT, your manager will discuss this with you directly.

What will happen with tuition reimbursement? Do I still qualify as a result of this announcement?

We do not anticipate any changes to CSRA’s benefits, including tuition reimbursement, at this time. An extensive review of CSRA’s benefits including tuition reimbursement will be part of the integration process and we will provide you with information about any changes as quickly as possible to help you make decisions regarding your continuing education plans.

Will my work location change?

We don’t expect there to be a change to the locations of employees who work on customer premises, or who work from home, as a result of this announcement. We will work with GDIT over the coming weeks to assess the long term impact on CSRA locations and will advise if there will be any changes.

What do I do if I’m contacted by a member of the news media about the transaction?

Please remember that no one is authorized to speak to any member of the news media or external third parties (other than customers) except for a small number of pre-authorized employees. If you receive any news media inquiries, please do not respond and please forward to Media Relations Manager Tom Doheny, Thomas.Doheny@csra.com.

How does this affect CSRA’s operations?

Will we remain CSRA? What will happen to our Think Next. Now. tagline?

The merged company will operate under the name General Dynamics Information Technology (known internally as GDIT). Retaining “Think Next. Now.” is under consideration, but no decision has been made as of yet.

But remember, Think Next. Now. is more than a tagline. It is a philosophy that encourages bold, innovative thinking to solve customers’ challenges.

Will our organizational alignment and reporting structure change?

At this juncture details on organizational alignment and reporting structure of the merged companies are still to be determined. We will keep you informed of these changes when we know more. In the meantime, our current reporting structures remain in place.

How does this announcement impact our business capture process, given that we are currently still competitors with GDIT?

Until the transaction closes, CSRA and GDIT remain separate entities and will continue to pursue their own opportunities. Both businesses will operate independently of each other until such time as the merger has closed. As is customary for mergers of this size, we must seek antitrust approval from the Federal Trade Commission and the Department of Justice for the combination pursuant to the Hart-Scott-Rodino Act.

It is imperative that we not “jump the gun” when making business decisions prior to the closing of the transaction. CSRA Legal will provide specific training on the applicable rules to individuals in Business Development or Growth-related roles. Please be alert to those communications and direct questions to Lannie Elderkin, lannie.elderkin@csra.com and Legal will respond promptly if you should have any questions.

What’s Next?

What are the next steps in the merger?

Following the February 12, 2018 announcement, the leadership teams of CSRA and GDIT have begun to discuss integration plans. Until the transaction is completed CSRA must operate on a business as usual basis.

We will share updates on the CSRA/GDIT FUSE site and through future email communications. Be sure to regularly check your CSRA email during this time.

Important Information for Investors and Stockholders

The tender offer referenced in this document is being made pursuant to a Tender Offer Statement on Schedule TO (containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer) filed by Red Hawk Enterprises Corp. (“Merger Sub”), a wholly owned subsidiary of General Dynamics Corporation (“General Dynamics”) with the Securities and Exchange Commission (the “SEC”) on March 5, 2018, as amended from time to time (the “Offer”). CSRA Inc. (the “Company”) has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer on March 5, 2018, as amended from time to time. The Company’s stockholders are urged to read these documents carefully as they become available because they contain important information that they should consider before making any decision regarding tendering their shares of the Company’s common stock. The Offer materials and the Solicitation/Recommendation Statement are available for free at the SEC’s website at www.sec.gov. The offer to purchase and related materials may also be obtained for free by contacting the information agent for the Offer.

In connection with the potential merger, the Company would expect to file a proxy statement with the SEC, as well as other relevant materials in connection with the proposed transaction pursuant to the terms of the Agreement and Plan of Merger dated February 9, 2018, among General Dynamics, Merger Sub and the Company. The materials to be filed by the Company will be made available to the Company’s investors and stockholders at no expense to them and copies may be obtained free of charge on the Company’s website at www.CSRA.com. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov. Investors and stockholders of the Company are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they contain important information about the merger and the parties to the merger.

The Company and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the proposed merger under SEC rules. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2017 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended March 31, 2017, and the proxy statement and other relevant materials that will be filed with the SEC in connection with the merger when they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. By their nature, forward-looking statements involve risks and uncertainty because they relate to events and depend on circumstances that will occur in the future, and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements include, among other things, statements about the potential benefits of the proposed transaction; the prospective performance and outlook of the Company’s business, performance and opportunities; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing.

The following are some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements: (i) uncertainties as to the timing of the Offer and the merger; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of the Company’s stockholders tendering their shares in the Offer; (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the possibility that any or all of the various conditions to the consummation of the Offer or the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances that would require the Company to pay a termination fee or other expenses; (vii) the effect of this communication or the pendency of the proposed transaction on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; and (x) other factors as set forth from time to time in the Company’s filings with the SEC, including its Form 10-K for the fiscal year ended March 31, 2017 and any subsequent Form 10-Qs, as well as the Tender Offer Statement on Schedule TO and other Offer documents filed by Merger Sub and General Dynamics. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update, supplement or revise publicly these forward-looking statements except as required by law.